EXHIBIT 10.2

FIRST AMENDMENT TO LEASE
HUGHES AIRPORT REALTY OWNER, LLC,
a Delaware limited liability company ("LANDLORD")
AND
MGM RESORTS INTERNATIONAL,
a Delaware corporation ("TENANT")

THIS FIRST AMENDMENT TO LEASE (this "First Amendment"), is made as of March 9, 2015, by and between HUGHES AIRPORT 57 PROJECT OWNER LLC, a Delaware limited liability company ("Landlord"), and MGM RESORTS INTERNATIONAL, a Delaware corporation ("Tenant").

RECITALS

A.Landlord is the owner of the building located within Hughes Airport Center at 840 Grier Drive, Las Vegas, Nevada ("Building") and is the successor "Landlord" to 840 Grier Drive Holdings, LLC, a Maryland limited liability company, under that certain Lease Agreement dated November 25, 2013 ("Original Lease"), as amended by that certain Letter Agreement dated January 14, 2014 ("Letter Agreement"), and that certain Commencement Letter dated March 1, 2014 ("Commencement Letter") (collectively the "Lease") entered into with Tenant for certain space comprising approximately fifty-five thousand seven hundred eighty-one (55,781) rentable square feet in the Building, as described more fully in the Lease ("Existing Premises").

B.Landlord and Tenant desire to enter into this First Amendment to modify certain provisions of the Lease subject to the terms and conditions provided below.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.Incorporation of Recitals. All of the recitals set forth above are hereby made an integral part of this First Amendment.

2.Definitions. All capitalized terms not otherwise defined in this First Amendment herein shall have the meaning ascribed to them in the Lease.

3.Premises. Effective as of the Expansion Premises Commencement Date (defined in Paragraph 4 below), the Existing Premises which currently consist of approximately fifty-five thousand seven hundred eighty-one (55,781) rentable square feet in the Building shall be expanded by approximately two thousand two hundred seventy-four (2,274) rentable square feet within Suite 360 of the Building ("Expansion Premises"). From and after the Expansion

Premises Commencement Date, the Premises shall comprise approximately fifty-eight thousand fifty-five (58,055) rentable square feet in the Building. Except as otherwise set forth in this First Amendment, from and after the Expansion Premises Commencement Date the term "Premises" as used in the Lease shall mean the entire floor area of all suite areas in the Building other than the premises occupied by AC, LLC within Suite 380 which consists of approximately two thousand four hundred thirty-two (2,432) rentable square feet. Landlord shall deliver the Expansion Premises to Tenant in broom-clean condition with all mechanical, HVAC and building systems in good operational order.

4.Expansion Premises Commencement Date. The commencement date for the expansion of the Premises ("Expansion Premises Commencement Date") shall be March 1, 2015.

5.Base Rent. The Lease is hereby amended to provide that from and after the Expansion Premises Commencement Date the Base Rent payable for the Premises during the Term of the Lease shall be as follows:

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Months	Annual Rate Per Square Foot	Annual Base Rent	Monthly Base Rent
9/1/14 - 6/30/15	$ 0.000	$0.00	$0.00
7/1/15 - 8/31/15	$15.000	$ 870,825.00	$72,568.75
9/1/15 - 8/31/16	$15.375	$ 892,595.62	$74,382.97
9/1/16 - 8/31/17	$15.759	$ 914,888.74	$76,240.73
9/1/17 - 8/31/18	$16.153	$ 937,762.41	$78,146.87
9/1/18 - 8/31/19	$16.557	$ 961,216.63	$80,101.39
9/1/19 - 8/31/20	$16.971	$ 985,251.40	$82,104.28
9/1/20 - 8/31/21	$17.395	$1,009,866.70	$84,155.56
9/1/21 - 8/31/22	$17.830	$1,035,120.60	$86,260.05
9/1/22 - 8/31/23	$18.276	$1,061,013.10	$88,417.76
9/1/23 - 8/31/24	$18.733	$1,087.544.30	$90,628.69

6.Tenant's Pro Rata Share. Effective as of the Expansion Premises Commencement Date, Section I.E of the Basic Lease Information of the Lease is hereby amended to reflect that "Tenant's Pro Rata Share" shall be 95.98%.

7.Base Year. The Base Year for the Expansion Premises shall be the same as the Base Year for the Existing Premises.

8.Tenant Allowance. Except for the Expansion Allowance (defined below), Tenant shall be responsible, as to both cost and performance, for the Tenant Improvements to be undertaken in the Expansion Premises. Landlord shall pay Seventy-Five Thousand Six Hundred Ten and 50/00 Dollars ($75,610.50), which amount equals $33.25 per rentable square foot of the Expansion Premises (the "Expansion Allowance") for the costs of the Tenant Improvements within the Expansion Premises. The construction of Tenant Improvements within the Expansion Premises shall be governed by the terms and conditions of the Work Letter attached as Exhibit D to the Original Lease; provided, however, all references to the "Premises" therein shall be deemed to refer to the Expansion Premises, and all references to the "Tenant Allowance" set forth therein shall be deemed to refer to the Expansion Allowance. Notwithstanding anything to the contrary set forth in Section 2 of the Work Letter, Landlord shall not be required to deposit the Expansion Allowance with Escrow Agent and all references to Escrow Agent and the Escrow Funds shall not be applicable to the Expansion Allowance.

9.Parking. Paragraph 6 of Exhibit E to the Original Lease is hereby amended to provide that Tenant shall be entitled to the use of all parking spaces allocated to the Building in the area designated on Schedule 1 to such Exhibit E except for four (4) reserved covered spaces and five (5) unreserved uncovered spaces occupied by other tenants of the Building. Except as amended hereby, Paragraph 6 of Exhibit E to the Original Lease is hereby affirmed and remains in full force and effect.

10.Brokers. Landlord and Tenant acknowledge that CIP Real Estate Property Services ("Landlord's Broker") represented Landlord in this transaction, and CBRE ("Tenant's Broker") represented Tenant in this transaction. Landlord agrees to pay Landlord's Broker any commission that may be due pursuant to a separate written agreement between Landlord and the Landlord's Broker. Landlord agrees to pay Tenant's Broker any commission that may be due pursuant to a separate written agreement between Landlord and the Tenant's Broker. In the event of any claims for brokers' or finders' fees or commissions in connection with the negotiation, execution or consummation of this First Amendment other than by Landlord's Broker or Tenant's Broker, Tenant shall indemnify, save harmless and defend Landlord from and against such claims if they shall be based upon any statement or representation or agreement made by Tenant, and Landlord shall indemnify, save harmless and defend Tenant if such claims shall be based upon any statement, representation or agreement made by Landlord.

11.No Defaults. Neither Landlord nor Tenant are aware of any defaults of Landlord or Tenant under the Lease nor any existing conditions, which upon giving notice or lapse of time or both would constitute a default under the Lease and there are no offsets or credits against the payment of Rent due Landlord under the Lease.

12.Authority. Each party hereto warrants that the person signing below on such party’s behalf is authorized to do so and to bind such party to the terms of this First Amendment.

13.Severability. If any term or provision of this First Amendment or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this First Amendment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this First Amendment shall be valid and enforced to the fullest extent permitted by law.

14.Counterparts; Facsimile/Electronic Signature. This First Amendment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement. This First Amendment may be executed via facsimile or electronic signature and such signature shall be as binding as an original.

15.Affirmation of Lease/Amendment Controlling. Except as specifically amended and modified by this First Amendment, the Lease is hereby affirmed and remains in full force and effect. In the event of any conflict between the terms of this First Amendment and the Lease, the terms and conditions of this First Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment on the date set forth opposite their respective signatures below.

LANDLORD:

HUGHES AIRPORT 57 PROJECT OWNER LLC,
a Delaware limited liability company

By:	/s/ [illegible]
Name:	[illegible]
Title:	Authorized Signatory

TENANT:

MGM RESORTS INTERNATIONAL,
a Delaware corporation

By:	/s/ Daniel J. D'Arrigo
Name:	Daniel J. D'Arrigo
Title:	[blank]

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